CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated March 13, 2007, relating to the financial statements of Nuveen Managed Account Pooled Shares Trust, which appear in such Registration Statement. We also consent to the references to us under the heading “Independent Registered Public Accounting Firm”, in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Chicago, IL

May 10, 2007